Exhibit 99.1

MAD CATZ® STATEMENT ON TRADING IN ITS COMMON STOCK

San Diego – July 29, 2013 – Mad Catz Interactive, Inc. (“Mad Catz”) (NYSE MKT/TSX: MCZ) announced today that, in view of the unusual market activity in the Company’s stock, the New York Stock Exchange has contacted the Company in accordance with its usual practice. The Company stated that its policy is not to comment on unusual market activity.

About Mad Catz

Mad Catz Interactive, Inc. (“Mad Catz”) (NYSE MKT: MCZ) is a leading global provider of innovative interactive entertainment and leisure products marketed under its Mad Catz® (gaming), Tritton® (audio), and Saitek® (simulation) brands. Mad Catz also develops flight simulation software through its internal ThunderHawk Studios™; publishes games under its Mad Catz brand; and, distributes games and videogame products for third parties. Mad Catz distributes its products through most leading retailers offering interactive entertainment and leisure products and maintains offices in North America, Europe and Asia. For additional information about Mad Catz and its products, please visit the Company’s website at www.madcatz.com.

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Source

Mad Catz Interactive, Inc.

Contact:

Karen McGinnis, CFO

Mad Catz Interactive, Inc.

(619) 683-9830

Joseph Jaffoni, Norberto Aja, Jim Leahy

JCIR

mcz@jcir.com or +1 (212) 835-8500